Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-171706) pertaining to the following plans of Rovi Corporation and subsidiaries:

(1)	Sonic Solutions 1994 Non-Employee Directors Stock Option Plan,

(2)	1998 Stock Option Plan Of Sonic Solutions,

(3)	Sonic Solutions 2000 Stock Option Plan,

(4)	Sonic Solutions 2004 Equity Compensation Plan, Amended and Restated July 2010,

(5)	Sonic Solutions 2004 Stock Incentive Plan,

(6)	Sonic Solutions 2005 Stock Incentive Plan (Non-U.S. Employees),

(7)	Sonic Solutions 2010 Inducement Equity Compensation Plan,

(8)	DivX, Inc. 2000 Stock Option Plan, and

(9)	DivX, Inc. 2006 Equity Incentive Plan;

of our reports dated February 15, 2011, with respect to the consolidated financial statements of Rovi Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Rovi Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

February 25, 2011